                                                                                                                    EXHIBIT 12.1
                                               COLE NATIONAL GROUP, INC. AND SUBSIDIARIES
                                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                        (Dollars in thousands)

                                                               Fiscal Year Ended                                 13 Weeks Ended
                            --------------------------------------------------------------------------    --------------------------
                            Jan. 30, 1993   Jan. 29, 1994   Jan. 28, 1995   Feb. 1, 1996   Feb. 3 1997    May 3, 1997    May 4, 1996
                            -------------   -------------   -------------   ------------   -----------    -----------    -----------
Pre-tax income (loss)        $ 13,127            $ 19,620       $  21,141       $ 24,549     $ (35,148)       $ 4,287        $ 1,716
   from operations

Fixed charges:
   Interest expense            18,897              18,029          22,266         22,143        24,372          8,313          5,058
   Portion of rents
   representative of
   interest factor (a)          8,668               8,914           9,516         10,396        13,143          5,442          2,793
                             --------            --------        --------        -------      --------        -------        -------

   Total fixed charges         27,565              26,943          31,782         32,539        37,515         13,755          7,851
                             --------            ---------       ---------      --------      --------        -------        -------
Earnings before income
  taxes and fixes charges    $ 40,692            $ 46,563        $ 52,923       $ 57,088       $ 2,367       $ 18,042        $ 9,567

Ratio of earnings to fixed
  charges                        1.48                1.73            1.67           1.75            -            1.31           1.22
                             ========           =========       =========      =========      ========       ========        =======


(a)One-third of rent included in the calculation is considered an appropriate portion of rentals representative of the interest factor. Rentals include leased premises for laboratories, distribution and retailing operations and certain leased equipment, net of sublease rental income.


                                            COLE NATIONAL GROUP, INC. AND SUBSIDIARIES
                                      COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                                                         (Dollars in thousands)


                                 13 Weeks Ended May 3, 1997                        Fiscal Year Ended February 3, 1997
                           ------------------------------------------      --------------------------------------------------------
                                                                                         Pro Forma Adjustments
                                                                                         ---------------------
                                           Pro Forma                                      Pearl
                           Company        Adjustments       Pro Forma      Company     Acquisition      Transactions      Pro Forma
                           -------        -----------       ---------      -------     -----------      ------------      ---------
Pre-tax income (loss)
    from operations        $ 4,287          $ 1,942         $ 6,229     $ (35,148)       $ 4,157          $ 7,768       $ (23,223)

Fixed charges:
  Interest expense           8,313           (1,942)          6,371        24,372         11,334           (7,768)         27,938
  Portion of rents
  representative of
  interest factor (a)        5,442               -            5,442        13,143          4,518               -           17,661
                           -------         ------------     ---------     --------      ----------       ------------     ---------

    Total fixed charges     13,755           (1,942)         11,813        37,515         15,852           (7,768)         45,599
                           -------         ------------     ---------     --------      ----------       ------------     ---------

Earnings before income
  taxes and fixed
  charges                 $ 18,042            $    -       $ 18,042       $ 2,367       $ 20,009            $   -        $ 22,376

Ratio of earnings to
  fixed charges               1.31                             1.53            -                                               -
                          ========                         =========    =========                                      ==========

(a)One-third of rent included in the calculation is considered an appropriate portion of rentals representative of the interest factor. Rentals include leased premises for laboratories, distribution and retailing operations and certain leased equipment, net of sublease rental income.
